Exhibit 99.1

Earnings Results & Supplemental Information
For the Three and Nine Months Ended September 30, 2022

The Macerich Company
Earnings Results & Supplemental Information
For the Three and Nine Months Ended September 30, 2022
Table of Contents

All information included in this supplemental financial package is unaudited, unless otherwise indicated.

The Macerich Company
Executive Summary
September 30, 2022

We own 48 million square feet of real estate consisting primarily of interests in 44 regional town centers that serve as community cornerstones. As a leading owner, operator and developer of high-quality retail real estate in densely populated and attractive U.S. markets, our portfolio is concentrated in California, the Pacific Northwest, Phoenix/Scottsdale, and the Metro New York to Washington, D.C. corridor. We are firmly dedicated to advancing environmental goals, social good and sound corporate governance. As a recognized leader in sustainability, The Macerich Company (the “Company”) has achieved a #1 Global Real Estate Sustainability Benchmark (“GRESB”) ranking for the North American retail sector for eight straight years (2015-2022).

General Updates:
The fundamentals of our business generally continue to improve, despite the challenging macro-economic environment we face today. Occupancy continues to increase. Leasing spreads have trended positive this quarter, and in fact are the strongest they have been since prior to the pandemic. Tenant demand for space in our regional town centers remains strong and consistent with 2021, which was a historically high leasing volume year for Macerich. The debt markets remain challenging, but we continue to make progress addressing near-term maturities of our non-recourse mortgage debt as further described below.

GRESB recently announced that Macerich has earned the #1 ranking among U.S. retail centers in its 2022 GRESB Real Estate Assessment. This is the eighth consecutive year that Macerich has achieved the #1 ranking in the Retail Centers category. Macerich also earned an "A" score for disclosure, which measures the level of stakeholder engagement and communication of a company's environmental, social and governance (ESG) efforts. Further cementing Macerich's industry leadership in sustainability, these are particularly notable achievements as the participant pool grows and GRESB requirements become more stringent.

Results for the Quarter:
•The net loss attributable to the Company was $15.2 million or $0.07 per share-diluted during the third quarter of 2022, compared to the net income attributable to the Company of $106.7 million or $0.50 per share-diluted attributable to the Company for the quarter ended September 30, 2021.

•Funds from Operations (“FFO”), excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt was $102.8 million or $0.46 per share-diluted during the third quarter of 2022, compared to $101.4 million or $0.45 per share-diluted for FFO excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt for the quarter ended September 30, 2021.

•Same center net operating income (“NOI”), excluding lease termination income, increased 2.1% in the third quarter of 2022 compared to the third quarter of 2021. This percentage decreased 3.5% when including lease termination income. Same center NOI, excluding lease termination income, increased 9.8% year-to-date through September 30, 2022 compared to the same timeframe in 2021. This percentage increase was 10.0% when including lease termination income.

•Portfolio tenant sales per square foot for space less than 10,000 square feet for the trailing twelve months ended September 30, 2022 were $877 compared to $801 as of December 31, 2019.

•Portfolio occupancy as of September 30, 2022 was 92.1%, a 1.8% increase compared to the 90.3% occupancy rate at September 30, 2021, and a 0.3% sequential increase compared to the 91.8% occupancy rate at June 30, 2022.

•Re-leasing spreads were 6.6% greater than expiring base rent for the twelve months ended September 30, 2022, which is the strongest result since the quarter ended September 30, 2019.
Balance Sheet:
During 2022, our mortgage refinancing and extension activity has included the following:

•On February 2, we closed a $175 million refinance of FlatIron Crossing at a floating rate of SOFR plus 3.7%.

The Macerich Company
Executive Summary
September 30, 2022
•On April 29, we closed a $72 million refinance of Pacific View at a fixed rate of 5.29%.
•On May 6, we secured a two-year extension of the $168 million loan on The Oaks at a fixed rate of 5.5%.
•On July 1, we closed a one-year extension of the $164 million loan on Danbury Fair Mall at a fixed rate of 5.5%; $10 million of this loan was repaid at closing.
•The Company expects to close multi-year extensions of the loans on Washington Square and Santa Monica Place during November.

As of the date of this filing, we have over $615 million of liquidity, including unrestricted cash on hand totaling approximately $190 million, with the balance representing available capacity on our revolving line of credit.

2022 Earnings Guidance:
At this time, we are narrowing the ranges of our 2022 guidance for both estimated EPS-diluted and FFO per share-diluted, excluding financing expense in connection with Chandler Freehold. We are also decreasing the guidance range midpoint for both estimated 2022 EPS-diluted and estimated 2022 FFO per share-diluted, excluding financing expense in connection with Chandler Freehold. The following is a reconciliation of estimated EPS-diluted to FFO per share-diluted, excluding financing expense in connection with Chandler Freehold:

	Fiscal Year 2022 Guidance
EPS-diluted	($0.28)	-	($0.22)
Plus: real estate depreciation and amortization	1.93	-	1.93
Plus: loss on sale or write-down of depreciable assets	0.18	-	0.18
FFO per share-diluted	1.83	-	1.89
Plus: impact of financing expense in connection with Chandler Freehold	0.10	-	0.10
FFO per share – diluted, excluding financing expense in connection with Chandler Freehold	$1.93	-	$1.99

This guidance assumes no further government-mandated shutdowns of our properties. It does not assume any sale of common equity during 2022. These estimates do not include potential future gains or losses or the impact on operating results from possible future property acquisitions or dispositions, other than land sales. There can be no assurance that our actual results will not differ from the estimates set forth above.

More details of the guidance assumptions are included on page 16.

Dividend:
On October 27, 2022, we declared an increased quarterly cash dividend of $0.17 per share of common stock, which represents a 13.3% increase over the prior $0.15 dividend rate. The dividend is payable on December 2, 2022 to stockholders of record at the close of business on November 9, 2022.

Investor Conference Call:
We will provide an online Web simulcast and rebroadcast of our quarterly earnings conference call. The call will be available on The Macerich Company’s website at www.macerich.com (Investors Section). The call begins on November 3, 2022 at 10:00 a.m. Pacific Time. To listen to the call, please visit the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

About Macerich and this Document:
The Company is a fully integrated, self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional town centers throughout the United States. The Company is the sole general partner of, and owns a majority of the ownership interests in, The Macerich Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) and conducts all of its operations through the Operating Partnership and the Company’s management companies.

As of September 30, 2022, the Operating Partnership owned or had an ownership interest in 48 million square feet of gross leasable area (“GLA”) consisting primarily of interests in 44 regional town centers, five community/power shopping centers, one office property and one redevelopment property. These 51 centers (which include any adjoining mixed-use improvements) are referred to hereinafter as the “Centers” unless the context requires otherwise.

All references to the Company in this document include the Company, those entities owned or controlled by the Company and predecessors of the Company, unless the context indicates otherwise.

The Company presents certain measures in this document on a pro rata basis which represents (i) the measure on a consolidated basis, minus the Company’s partners’ share of the measure from its consolidated joint ventures (calculated based upon the partners’ percentage ownership interest); plus (ii) the Company’s share of the measure from its unconsolidated joint ventures (calculated based upon the

The Macerich Company
Executive Summary
September 30, 2022
Company’s percentage ownership interest). Management believes that these measures provide useful information to investors regarding its financial condition and/or results of operations because they include the Company’s share of the applicable amount from unconsolidated joint ventures and exclude the Company’s partners’ share from consolidated joint ventures, in each case presented on the same basis. The Company has several significant joint ventures and the Company believes that presenting various measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its economic interest in these joint ventures. Management also uses these measures to evaluate regional property level performance and to make decisions about resource allocations. The Company’s economic interest (as distinct from its legal ownership interest) in certain of its joint ventures could fluctuate from time to time and may not wholly align with its legal ownership interests because of provisions in certain joint venture agreements regarding distributions of cash flow based on capital account balances, allocations of profits and losses, payments of preferred returns and control over major decisions. Additionally, the Company does not control its unconsolidated joint ventures and the presentation of certain items, such as assets, liabilities, revenues and expenses, from these unconsolidated joint ventures does not represent the Company’s legal claim to such items.

Note: This document contains statements that constitute forward-looking statements which can be identified by the use of words, such as “will,” “expects,” “anticipates,” “assumes,” “believes,” “estimated,” “guidance,” “projects,” “scheduled” and similar expressions that do not relate to historical matters, and includes expectations regarding the Company’s future operational results as well as development, redevelopment and expansion activities. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as global, national, regional and local economic and business conditions, including the impact of rising interest rates and inflation, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing, and cost of operating and capital expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment (including rising inflation, supply chain disruptions and construction delays), and acquisitions and dispositions; the continuing adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies and the financial condition and results of operations of the Company and its tenants; the liquidity of real estate investments; governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events unless required by law to do so.
(See attached tables)

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2022	2021	2022	2021
Revenues:
Leasing revenue	$195,594	$197,135	$587,596	$573,657
Other income	7,503	8,215	21,911	25,391
Management Companies’ revenues	7,607	6,787	21,432	18,986
Total revenues	210,704	212,137	630,939	618,034
Expenses:
Shopping center and operating expenses	74,694	70,696	217,342	214,506
Management Companies’ operating expenses	16,553	14,601	51,242	44,465
Leasing expenses	8,704	6,200	24,463	18,003
REIT general and administrative expenses	6,779	7,599	20,082	22,365
Depreciation and amortization	72,739	75,465	218,053	231,491
Interest expense (a)	52,630	40,336	157,680	149,146
Loss on extinguishment of debt	—	1,007	—	1,007
Total expenses	232,099	215,904	688,862	680,983
Equity in income (loss) of unconsolidated joint ventures	6,322	(1,733)	(16,422)	20,212
Income tax benefit (expense)	166	(107)	(963)	(9,452)
Gain on sale or write down of assets, net	1,405	118,566	6,767	93,356
Net loss (income)	(13,502)	112,959	(68,541)	41,167
Less net income (loss) attributable to noncontrolling interests	1,691	6,257	(784)	9,834
Net (loss) income attributable to the Company	$(15,193)	$106,702	$(67,757)	$31,333
Weighted average number of shares outstanding—basic	215,134	213,214	214,982	192,717
Weighted average shares outstanding, assuming full conversion of OP Units (b)	223,754	223,033	223,636	202,877
Weighted average shares outstanding—Funds From Operations (“FFO”)— diluted (b)	223,754	223,033	223,636	202,877
Earnings per share (“EPS”)—basic	$(0.07)	$0.50	$(0.32)	$0.16
EPS—diluted	$(0.07)	$0.50	$(0.32)	$0.16
Dividend paid per share	$0.15	$0.15	$0.45	$0.45
FFO—basic and diluted (b) (c)	$96,126	$107,098	$294,703	$303,548
FFO—basic and diluted, excluding financing expense in connection with Chandler Freehold (b) (c)	$102,810	$100,375	$318,032	$303,523
FFO—basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt (b) (c)	$102,810	$101,382	$318,032	$304,530
FFO per share—basic and diluted (b) (c)	$0.43	$0.48	$1.32	$1.50
FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold (b) (c)	$0.46	$0.45	$1.42	$1.50
FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt (b) (c)	$0.46	$0.45	$1.42	$1.50

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)The Company accounts for its investment in the Chandler Fashion Center and Freehold Raceway Mall ("Chandler Freehold") joint venture as a financing arrangement. As a result, the Company has included in interest expense (i) an expense of $5,053 and $14,837 to adjust for the change in the fair value of the financing arrangement obligation during the three and nine months ended September 30, 2022, respectively; and a credit of $10,306 and $12,608 to adjust for the change in the fair value of the financing arrangement obligation during the three and nine months ended September 30, 2021, respectively; (ii) distributions of ($211) and $39 to its partner representing the partner's share of net (loss) income for the three and nine months ended September 30, 2022, respectively; and ($985) and ($3,410) to its partner representing the partner's share of net loss for the three and nine months ended September 30, 2021, respectively; and (iii) distributions of $1,631 and $8,492 to its partner in excess of the partner's share of net income for the three and nine months ended September 30, 2022, respectively; and $3,583 and $12,583 to its partner in excess of the partner's share of net income for the three and nine months ended September 30, 2021, respectively.

(b)The Operating Partnership has operating partnership units (“OP units”). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

The Company accounts for its joint venture in Chandler Freehold as a financing arrangement. In connection with this treatment, the Company recognizes financing expense on (i) the changes in fair value of the financing arrangement, (ii) any payments to such joint venture partner equal to their pro rata share of net income and (iii) any payments to such joint venture partner less than or in excess of their pro rata share of net income. The Company excludes the noted expenses related to the changes in fair value and for the payments to such joint venture partner less than or in excess of their pro rata share of net income.

The Company also presents FFO excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other REITs. In addition, the Company believes that FFO excluding financing expense in connection with Chandler Freehold and non-routine costs associated with extinguishment of debt provide useful supplemental information regarding the Company's performance as it shows a more meaningful and consistent comparison of the Company's operating performance and allows investors to more easily compare the Company's results. The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of convertible securities.

The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of net (loss) income attributable to the Company to FFO attributable to common stockholders and unit holders - basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt (c):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2022	2021	2022	2021
Net (loss) income attributable to the Company	$(15,193)	$106,702	($67,757)	$31,333
Adjustments to reconcile net (loss) income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted:
Noncontrolling interests in the OP	(607)	5,922	(2,729)	1,653
Gain on sale or write down of consolidated assets, net	(1,405)	(118,566)	(6,767)	(93,356)
Add: gain on undepreciated asset sales from consolidated assets	4,867	91	15,592	13,824
Loss on write down of consolidated non-real estate assets	—	—	(2,000)	(2,200)
Noncontrolling interests share of gain (loss) on sale or write-down of consolidated joint ventures, net	1,373	(2)	5,816	5,853
(Gain) loss on sale or write down of assets from unconsolidated joint ventures (pro rata), net	(8,922)	(38)	20,060	41
Add: gain on undepreciated asset sales from unconsolidated joint ventures (pro rata)	5,561	38	7,116	38
Depreciation and amortization on consolidated assets	72,739	75,465	218,053	231,491
Less depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(3,683)	(4,173)	(17,976)	(13,333)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	44,028	44,905	133,591	138,137
Less: depreciation on personal property	(2,632)	(3,246)	(8,296)	(9,933)
FFO attributable to common stockholders and unit holders - basic and diluted	96,126	107,098	294,703	303,548
Financing expense in connection with Chandler Freehold	6,684	(6,723)	23,329	(25)
FFO attributable to common stockholders and unit holders, excluding financing expense in connection with Chandler Freehold—basic and diluted	102,810	100,375	318,032	303,523
Loss on extinguishment of debt	—	1,007	—	1,007
FFO attributable to common stockholders and unit holders, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt—basic and diluted	$102,810	$101,382	$318,032	$304,530

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO per share—diluted (c):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2022	2021	2022	2021
EPS - diluted	$(0.07)	$0.50	$(0.32)	$0.16
Per share impact of depreciation and amortization of real estate	0.49	0.52	1.46	1.71
Per share impact of loss (gain) on sale or write down of assets, net	0.01	(0.54)	0.18	(0.37)
FFO per share - basic and diluted	0.43	0.48	1.32	1.50
Per share impact of financing expense in connection with Chandler Freehold	0.03	(0.03)	0.10	—
FFO per share - basic and diluted, excluding financing expense in connection with Chandler Freehold	0.46	0.45	1.42	1.50
Per share impact of loss on extinguishment of debt	—	—	—	—
FFO per share - basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt	$0.46	$0.45	$1.42	$1.50

Reconciliation of Net (loss) income attributable to the Company to Adjusted EBITDA:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2022	2021	2022	2021
Net (loss) income attributable to the Company	$(15,193)	$106,702	($67,757)	$31,333
Interest expense - consolidated assets	52,630	40,336	157,680	149,146
Interest expense - unconsolidated joint ventures (pro rata)	26,228	25,870	76,866	79,540
Depreciation and amortization - consolidated assets	72,739	75,465	218,053	231,491
Depreciation and amortization - unconsolidated joint ventures (pro rata)	44,028	44,905	133,591	138,137
Noncontrolling interests in the OP	(607)	5,922	(2,729)	1,653
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(7,098)	(7,111)	(29,239)	(21,760)
Loss on extinguishment of debt	—	1,007	—	1,007
Gain on sale or write down of assets, net - consolidated assets	(1,405)	(118,566)	(6,767)	(93,356)
(Gain) loss on sale or write down of assets, net - unconsolidated joint ventures (pro rata)	(8,922)	(38)	20,060	41
Add: Noncontrolling interests share of gain (loss) on sale or write-down of consolidated joint ventures, net	1,373	(2)	5,816	5,853
Income tax (benefit) expense	(166)	107	963	9,452
Distributions on preferred units	87	91	261	271
Adjusted EBITDA (d)	$163,694	$174,688	$506,798	$532,808

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Adjusted EBITDA to Net Operating Income (“NOI”) and to NOI—Same Centers:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2022	2021	2022	2021
Adjusted EBITDA (d)	$163,694	$174,688	$506,798	532,808
REIT general and administrative expenses	6,779	7,599	20,082	22,365
Management Companies’ revenues	(7,607)	(6,787)	(21,432)	(18,986)
Management Companies’ operating expenses	16,553	14,601	51,242	44,465
Leasing expenses, including joint ventures at pro rata	9,423	6,776	26,528	19,861
Straight-line and above/below market adjustments	(3,441)	1,495	(6,766)	(20,342)
NOI—All Centers	185,401	198,372	576,452	580,171
NOI of non-Same Centers	1,474	(4,702)	(3,282)	(58,995)
NOI—Same Centers (e)	186,875	193,670	573,170	521,176
Lease termination income of Same Centers	(1,467)	(12,143)	(24,876)	(21,854)
NOI—Same Centers, excluding lease termination income (e)	$185,408	$181,527	$548,294	$499,322
NOI—Same Centers percentage change, including lease termination income (e)	(3.51)%		9.98%
NOI—Same Centers percentage change, excluding lease termination income (e)	2.14%		9.81%

(d)Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)The Company presents Same Center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the Management Companies’ revenues and operating expenses, leasing expenses (including joint ventures at pro rata), the Company’s REIT general and administrative expenses and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from non-Same Centers. The Company also presents Same Center NOI, excluding lease termination income, as the Company believes that it is useful for investors to evaluate operating performance without the impact of lease termination income.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Capital Information and Market Capitalization

		Period Ended
	9/30/2022	12/31/2021	12/31/2020
	(dollars in thousands, except per share data)
Closing common stock price per share	$7.94	$17.28	$10.67
52 week high	$22.88	$25.99	$26.98
52 week low	$7.40	$10.31	$4.81
Shares outstanding at end of period
Class A non participating convertible preferred units	99,565	99,565	103,235
Common shares and partnership units	223,767,040	223,474,639	160,751,189
Total common and equivalent shares/units outstanding	223,866,605	223,574,204	160,854,424
Portfolio capitalization data
Total portfolio debt, including joint ventures at pro rata	$6,768,994	$6,977,458	$8,675,076
Equity market capitalization	1,777,501	3,863,362	1,716,317
Total market capitalization	$8,546,495	$10,840,820	$10,391,393
Debt as a percentage of total market capitalization	79.2%	64.4%	83.5%

## Portfolio Capitalization at September 30, 2022

Floating Rate Debt 9.0%
Common Equity 20.8%
Fixed Rate Debt 70.2%

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Changes in Total Common and Equivalent Shares/Units

	Partnership Units	Company Common Shares	Class A Non-Participating Convertible Preferred Units	Total Common and Equivalent Shares/ Units
Balance as of December 31, 2021	8,677,582	214,797,057	99,565	223,574,204
Conversion of partnership units to cash	(2,901)	—	—	(2,901)
Issuance of stock/partnership units from restricted stock issuance or other share or unit-based plans	16,467	104,320	—	120,787
Balance as of March 31, 2022	8,691,148	214,901,377	99,565	223,692,090
Conversion of partnership units to cash	(26,136)	—	—	(26,136)
Conversion of partnership units to common shares	(34,551)	34,551	—	—
Issuance of stock/partnership units from restricted stock issuance or other share or unit-based plans	—	177,414	—	177,414
Balance as of June 30, 2022	8,630,461	215,113,342	99,565	223,843,368
Conversion of partnership units to common shares	(11,027)	11,027	—	—
Issuance of stock/partnership units from restricted stock issuance or other share or unit-based plans	1,465	21,772	—	23,237
Balance as of September 30, 2022	8,620,899	215,146,141	99,565	223,866,605

THE MACERICH COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in thousands)

	For the Three Months Ended September 30,	For the Nine Months Ended September 30,
	2022	2022
Revenues:
Leasing revenue	$195,594	$587,596
Other income	7,503	21,911
Management Companies' revenues	7,607	21,432
Total revenues	210,704	630,939
Expenses:
Shopping center and operating expenses	74,694	217,342
Management Companies' operating expenses	16,553	51,242
Leasing expenses	8,704	24,463
REIT general and administrative expenses	6,779	20,082
Depreciation and amortization	72,739	218,053
Interest expense	52,630	157,680
Total expenses	232,099	688,862
Equity in income (loss) of unconsolidated joint ventures	6,322	(16,422)
Income tax benefit (expense)	166	(963)
Gain on sale or write down of assets, net	1,405	6,767
Net loss	(13,502)	(68,541)
Less net income (loss) attributable to noncontrolling interests	1,691	(784)
Net loss attributable to the Company	$(15,193)	$(67,757)

THE MACERICH COMPANY
CONSOLIDATED BALANCE SHEET (UNAUDITED)
As of September 30, 2022
(Dollars in thousands)

ASSETS:
Property, net (a)	$6,164,795
Cash and cash equivalents	109,991
Restricted cash	54,984
Tenant and other receivables, net	170,353
Right-of-use assets, net	129,025
Deferred charges and other assets, net	226,341
Due from affiliates	9,168
Investments in unconsolidated joint ventures	1,204,153
Total assets	$8,068,810

LIABILITIES AND EQUITY:
Mortgage notes payable	$4,259,503
Bank and other notes payable	91,541
Accounts payable and accrued expenses	65,929
Lease liabilities	97,679
Other accrued liabilities	315,393
Distributions in excess of investments in unconsolidated joint ventures	126,795
Financing arrangement obligation	133,825
Total liabilities	5,090,665
Commitments and contingencies
Equity:
Stockholders' equity:
Common stock	2,150
Additional paid-in capital	5,505,307
Accumulated deficit	(2,608,239)
Accumulated other comprehensive income	13
Total stockholders' equity	2,899,231
Noncontrolling interests	78,914
Total equity	2,978,145
Total liabilities and equity	$8,068,810

(a)Includes construction in progress of $219,183.

THE MACERICH COMPANY
NON-GAAP PRO RATA FINANCIAL INFORMATION (UNAUDITED)
(DOLLARS IN THOUSANDS)

	For the Three Months Ended September 30, 2022		For the Nine Months Ended September 30, 2022
	Noncontrolling Interests of Consolidated Joint Ventures (a)	Company's Share of Unconsolidated Joint Ventures	Noncontrolling Interests of Consolidated Joint Ventures (a)	Company's Share of Unconsolidated Joint Ventures
Revenues:
Leasing revenue	$(10,469)	$105,311	$(33,758)	$316,609
Other income	(1,017)	(1,900)	(3,297)	1,678
Total revenues	(11,486)	103,411	(37,055)	318,287
Expenses:
Shopping center and operating expenses	(3,316)	34,888	(11,098)	101,537
Leasing expenses	(147)	867	(589)	2,655
Depreciation and amortization	(3,683)	44,028	(17,976)	133,591
Interest expense	(3,415)	26,228	(11,263)	76,866
Total expenses	(10,561)	106,011	(40,926)	314,649
Equity in (income) loss of unconsolidated joint ventures	—	(6,322)	—	16,422
Gain/loss on sale or write down of assets, net	(1,373)	8,922	(5,816)	(20,060)
Net loss	(2,298)	—	(1,945)	—
Less net loss attributable to noncontrolling interests	(2,298)	—	(1,945)	—
Net loss attributable to the Company	$—	$—	$—	$—

(a)Represents the Company’s partners’ share of consolidated joint ventures.

THE MACERICH COMPANY
NON-GAAP PRO RATA FINANCIAL INFORMATION (UNAUDITED)
(DOLLARS IN THOUSANDS)

	As of September 30, 2022
	Noncontrolling Interests of Consolidated Joint Ventures (a)	Company's Share of Unconsolidated Joint Ventures
ASSETS:
Property, net (b)	$(462,830)	$3,827,522
Cash and cash equivalents	(14,758)	97,409
Restricted cash	(3,293)	9,689
Tenant and other receivables, net	(11,143)	82,274
Right-of-use assets, net	(557)	69,326
Deferred charges and other assets, net	(24,312)	47,931
Due from affiliates	1,075	(4,562)
Investments in unconsolidated joint ventures, at equity	—	(1,204,153)
Total assets	$(515,818)	$2,925,436

LIABILITIES AND EQUITY:
Mortgage notes payable	$(415,420)	$2,833,370
Accounts payable and accrued expenses	(3,737)	53,952
Lease liabilities	(2,038)	68,083
Other accrued liabilities	(52,489)	96,826
Distributions in excess of investments in unconsolidated joint ventures	—	(126,795)
Financing arrangement obligation	(133,825)	—
Total liabilities	(607,509)	2,925,436
Equity:
Stockholders' equity	54,514	—
Noncontrolling interests	37,177	—
Total equity	91,691	—
Total liabilities and equity	$(515,818)	$2,925,436

(a)Represents the Company's partners' share of consolidated joint ventures.

(b)This includes $8,496 of construction in progress relating to the Company's partners' share from consolidated joint ventures and $276,029 of construction in progress relating to the Company's share from unconsolidated joint ventures.

THE MACERICH COMPANY
NON-GAAP PRO RATA SCHEDULE OF LEASING REVENUE (UNAUDITED)
(Dollars in thousands)

	For the Three Months Ended September 30, 2022
	Consolidated	Non- Controlling Interests (a)	Company's Consolidated Share	Company's Share of Unconsolidated Joint Ventures	Company's Total Share
Revenues:
Minimum rents	$121,228	$(6,432)	$114,796	$70,275	$185,071
Percentage rents	10,466	(1,173)	9,293	6,604	15,897
Tenant recoveries	56,714	(2,887)	53,827	26,242	80,069
Other	6,477	(294)	6,183	2,409	8,592
Bad debt income (expense)	709	317	1,026	(219)	807
Total leasing revenue	$195,594	$(10,469)	$185,125	$105,311	$290,436

	For the Nine Months Ended September 30, 2022
	Consolidated	Non- Controlling Interests (a)	Company's Consolidated Share	Company's Share of Unconsolidated Joint Ventures	Company's Total Share
Revenues:
Minimum rents	$371,844	$(20,764)	$351,080	$218,765	$569,845
Percentage rents	25,972	(2,908)	23,064	15,130	38,194
Tenant recoveries	165,750	(9,334)	156,416	75,682	232,098
Other	22,445	(1,054)	21,391	7,214	28,605
Bad debt income (expense)	1,585	302	1,887	(182)	1,705
Total leasing revenue	$587,596	$(33,758)	$553,838	$316,609	$870,447

(a)Represents the Company’s partners’ share of consolidated joint ventures.

The Macerich Company
2022 Earnings Guidance (unaudited)
At this time, we are narrowing the ranges of our 2022 guidance for both estimated EPS-diluted and FFO per share-diluted, excluding financing expense in connection with Chandler Freehold. We are also decreasing the guidance range midpoint for both estimated 2022 EPS-diluted and estimated 2022 FFO per share-diluted, excluding financing expense in connection with Chandler Freehold. The following is a reconciliation of estimated EPS-diluted to FFO per share-diluted, excluding financing expense in connection with Chandler Freehold:

	Fiscal Year 2022 Guidance
EPS-diluted	($0.28)	-	($0.22)
Plus: real estate depreciation and amortization	1.93	-	1.93
Plus: loss on sale or write-down of depreciable assets	0.18	-	0.18
FFO per share-diluted	1.83	-	1.89
Plus: impact of financing expense in connection with Chandler Freehold	0.10	-	0.10
FFO per share – diluted, excluding financing expense in connection with Chandler Freehold	$1.93	-	$1.99

This guidance assumes no further government-mandated shutdowns of our properties. It does not assume any sale of common equity during 2022. These estimates do not include possible future gains or losses or the impact on operating results from possible future property acquisitions or dispositions, other than land sales. There can be no assurance that our actual results will not differ from the estimates set forth above.

Underlying Assumptions to 2022 Guidance:

Cash Same Center Net Operating Income (“NOI”) Growth, excluding Lease Termination Income (a)	7.00%	-	7.50%

	Year 2022 ($ millions)(b)	Year 2022 FFO / Share Impact
Lease termination income	$26	$0.12
Bad debt (income) expense	($1)	$0.00
Straight-line rental income	$5	$0.02
Amortization of acquired above and below-market leases (net-revenue)	$5	$0.02
Interest expense (c)	$274	$1.22
Capitalized interest	$21	$0.09

(a)Excludes non-cash items of straight-line rental income and above/below market adjustments to minimum rent.

(b)All joint venture amounts included at pro rata.

(c)This amount represents the Company’s pro rata share of interest expense, excluding any financing expense in connection with Chandler Freehold, and is reduced by capitalized interest.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Supplemental FFO Information(a)

	As of September 30,
	2022	2021

	dollars in millions
Straight-line rent receivable	$169.3	$173.5

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021

	dollars in millions
Lease termination income	$1.5	$12.3	$24.9	$21.4
Straight-line rental income (expense)	$2.2	$(2.6)	$3.1	$16.5
Business development and parking income (b)	$14.0	$14.9	$43.3	$37.7
Gain on sales or write down of undepreciated assets	$10.4	$0.1	$22.7	$13.9
Amortization of acquired above and below-market leases, net revenue	$1.2	$1.1	$3.6	$3.8
Amortization of debt discounts, net	$(0.3)	$(0.3)	$(0.9)	$(0.9)
Bad debt (income) expense (c)	$(0.8)	$2.3	$(1.7)	$(5.0)
Leasing expense	$9.4	$6.8	$26.5	$19.9
Interest capitalized	$5.4	$6.9	$15.2	$16.6

Chandler Freehold financing arrangement (d):
Distributions equal to partners’ share of net (loss) income	$(0.2)	$(1.0)	$—	$(3.4)
Distributions in excess of partners’ share of net income (e)	1.6	3.6	8.5	12.6
Fair value adjustment (e)	5.0	(10.3)	14.8	(12.6)
Total Chandler Freehold financing arrangement expense (d)	$6.4	$(7.7)	$23.3	$(3.4)

(a)All joint venture amounts included at pro rata.

(b)Included in leasing revenue and other income.

(c)Included in leasing revenue.

(d)Included in interest expense.

(e)The Company presents FFO excluding the expenses related to changes in fair value of the financing arrangement and the payments to such joint venture partner less than or in excess of their pro rata share of net income.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Capital Expenditures(a)

	For the Nine Months Ended September 30,		For the Twelve Months Ended December 31,
	2022	2021	2021	2020
	dollars in millions
Consolidated Centers
Acquisitions of property, building improvement and equipment (b)	$37.7	$13.1	$18.7	$9.6
Development, redevelopment, expansions and renovations of Centers	40.7	34.7	46.3	38.4
Tenant allowances	18.0	13.4	22.1	12.4
Deferred leasing charges	1.7	2.0	2.6	3.0
Total	$98.1	$63.2	$89.7	$63.4
Unconsolidated Joint Venture Centers
Acquisitions of property, building improvement and equipment	$6.7	$7.4	$18.8	$6.5
Development, redevelopment, expansions and renovations of Centers	43.5	41.8	48.5	109.9
Tenant allowances	12.2	6.9	11.6	4.8
Deferred leasing charges	2.7	2.1	2.9	2.1
Total	$65.1	$58.2	$81.8	$123.3

(a)All joint venture amounts at pro rata.

(b)This includes the Company's acquisition of their partners' 50% share in two former Sears parcels in the Macerich Seritage Portfolio on August 2, 2022 for $24.5 million, net cash paid. The Company now owns 100% of these two parcels.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Trailing Twelve Month Sales Per Square Foot (a)

	Consolidated Centers	Unconsolidated Joint Venture Centers	Total Centers
9/30/2022	$747	$1,040	$877
12/31/2019 (b)	$646	$998	$801

(a)Sales are based on reports by retailers leasing mall and freestanding stores for the trailing 12 months for tenants that have occupied such stores for a minimum of 12 months. Sales per square foot are based on tenants 10,000 square feet and under for regional town Centers. Sales per square foot exclude Centers under development and redevelopment.

(b)Sales per square foot are compared to the trailing twelve months ended December 31, 2019, the most immediately comparative period prior to the COVID-19 pandemic.

Trailing Twelve Month Sales Per Square Foot
$877
$801
September 2022
December 2019

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Portfolio Occupancy(a)

Period Ended	Consolidated Centers	Unconsolidated Joint Venture Centers	Total Centers
9/30/2022	91.7%	92.5%	92.1%
9/30/2021	89.3%	91.4%	90.3%
12/31/2021	90.7%	92.4%	91.5%
12/31/2020	89.6%	89.8%	89.7%

(a)Portfolio Occupancy is the percentage of mall and freestanding GLA leased as of the last day of the reporting period. Portfolio Occupancy excludes all Centers under development and redevelopment.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Average Base Rent Per Square Foot(a)

	Average Base Rent PSF(b)	Average Base Rent PSF on Leases Executed During the Twelve Months Ended(c)	Average Base Rent PSF on Leases Expiring During the Twelve Months Ended(d)
Consolidated Centers
9/30/2022	$60.80	$58.06	$56.09
9/30/2021	$60.43	$50.19	$55.59
12/31/2021	$59.86	$56.39	$55.91
12/31/2020	$59.63	$48.06	$52.60
Unconsolidated Joint Venture Centers
9/30/2022	$66.99	$68.33	$61.52
9/30/2021	$66.69	$65.78	$59.28
12/31/2021	$66.12	$66.98	$60.48
12/31/2020	$66.34	$57.23	$52.62
All Regional Town Centers
9/30/2022	$62.96	$61.40	$57.60
9/30/2021	$62.58	$55.23	$56.65
12/31/2021	$61.98	$60.02	$57.23
12/31/2020	$61.87	$50.69	$52.60

(a)Average base rent per square foot is based on spaces 10,000 square feet and under. All joint venture amounts are included at pro rata. Centers under development and redevelopment are excluded.

(b)Average base rent per square foot gives effect to the terms of each lease in effect, as of the applicable date, including any concessions, abatements and other adjustments or allowances that have been granted to the tenants.

(c)The average base rent per square foot on leases executed during the period represents the actual rent to be paid during the first twelve months.

(d)The average base rent per square foot on leases expiring during the period represents the final year minimum rent on a cash basis.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Cost of Occupancy

	For the Twelve Months Ended September 30, 2022	For the Twelve Months Ended December 31, 2019(a)

Consolidated Centers
Minimum rents	7.2%	9.1%
Percentage rents	1.1%	0.4%
Expense recoveries(b)	3.1%	3.6%
Total	11.4%	13.1%

Unconsolidated Joint Venture Centers
Minimum rents	6.4%	7.3%
Percentage rents	1.0%	0.3%
Expense recoveries(b)	2.8%	3.2%
Total	10.2%	10.8%

All Centers
Minimum rents	6.8%	8.1%
Percentage rents	1.1%	0.3%
Expense recoveries(b)	2.9%	3.4%
Total	10.8%	11.8%

(a)Cost of Occupancy is compared to the trailing twelve months ended December 31, 2019, the most immediately comparative period prior to the COVID-19 pandemic.

(b)Represents real estate tax and common area maintenance charges.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Percentage of Net Operating Income by State

State	% of Portfolio 2021 Real Estate Pro Rata NOI(a)
California	27.7%
New York	23.4%
Arizona	16.9%
Pennsylvania & Virginia	9.6%
Colorado, Illinois & Missouri	7.5%
New Jersey & Connecticut	6.7%
Oregon	4.3%
Other(b)	3.9%
Total	100.0%

(a)The percentage of Portfolio 2021 Real Estate Pro Rata NOI excludes straight-line and above/below market adjustments to minimum rents. Portfolio 2021 Real Estate Pro Rata NOI excludes REIT general and administrative expenses, management company revenues, management company expenses and leasing expenses (including joint ventures at pro rata).

(b)“Other” includes Indiana, Iowa, Kentucky, North Dakota and Texas.

The Macerich Company
Property Listing
September 30, 2022
The following table sets forth certain information regarding the Centers and other locations that are wholly owned or partly owned by the Company.

Count	Company’s Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/Renovation	Total GLA(b)
	CONSOLIDATED CENTERS:
1	50.1%	Chandler Fashion Center Chandler, Arizona	2001/2002	ongoing	1,319,000
2	100%	Danbury Fair Mall Danbury, Connecticut	1986/2005	2016	1,295,000
3	100%	Desert Sky Mall Phoenix, Arizona	1981/2002	2007	710,000
4	100%	Eastland Mall(c) Evansville, Indiana	1978/1998	1996	1,017,000
5	50%	Fashion District Philadelphia Philadelphia, Pennsylvania	1977/2014	2019	803,000
6	100%	Fashion Outlets of Chicago Rosemont, Illinois	2013/—	—	528,000
7	100%	Fashion Outlets of Niagara Falls USA Niagara Falls, New York	1982/2011	2014	689,000
8	50.1%	Freehold Raceway Mall Freehold, New Jersey	1990/2005	2007	1,552,000
9	100%	Fresno Fashion Fair Fresno, California	1970/1996	2006	974,000
10	100%	Green Acres Mall(c) Valley Stream, New York	1956/2013	2016	2,042,000
11	100%	Inland Center San Bernardino, California	1966/2004	2016	630,000
12	100%	Kings Plaza Shopping Center(c) Brooklyn, New York	1971/2012	2018	1,146,000
13	100%	La Cumbre Plaza(c) Santa Barbara, California	1967/2004	1989	473,000
14	100%	NorthPark Mall Davenport, Iowa	1973/1998	2001	933,000
15	100%	Oaks, The Thousand Oaks, California	1978/2002	2017	1,206,000
16	100%	Pacific View Ventura, California	1965/1996	2001	886,000
17	100%	Queens Center(c) Queens, New York	1973/1995	2004	967,000
18	100%	Santa Monica Place Santa Monica, California	1980/1999	ongoing	479,000
19	84.9%	SanTan Village Regional Center Gilbert, Arizona	2007/—	2018	1,170,000
20	100%	SouthPark Mall Moline, Illinois	1974/1998	2015	855,000
21	100%	Stonewood Center(c) Downey, California	1953/1997	1991	922,000
22	100%	Superstition Springs Center Mesa, Arizona	1990/2002	2002	952,000
23	100%	Towne Mall Elizabethtown, Kentucky	1985/2005	1989	350,000

The Macerich Company
Property Listing
September 30, 2022

Count	Company’s Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/Renovation	Total GLA(b)
24	100%	Valley Mall Harrisonburg, Virginia	1978/1998	1992	502,000
25	100%	Valley River Center Eugene, Oregon	1969/2006	2007	813,000
26	100%	Victor Valley, Mall of Victorville, California	1986/2004	2012	578,000
27	100%	Vintage Faire Mall Modesto, California	1977/1996	ongoing	955,000
28	100%	Wilton Mall Saratoga Springs, New York	1990/2005	2020	708,000
		Total Consolidated Centers			25,454,000
UNCONSOLIDATED JOINT VENTURE CENTERS:
29	60%	Arrowhead Towne Center Glendale, Arizona	1993/2002	2015	1,082,000
30	50%	Biltmore Fashion Park Phoenix, Arizona	1963/2003	2020	600,000
31	50%	Broadway Plaza Walnut Creek, California	1951/1985	2016	989,000
32	50.1%	Corte Madera, The Village at Corte Madera, California	1985/1998	2020	501,000
33	50%	Country Club Plaza Kansas City, Missouri	1922/2016	2015	965,000
34	51%	Deptford Mall Deptford, New Jersey	1975/2006	2020	1,008,000
35	51%	Flatiron Crossing Broomfield, Colorado	2000/2002	2009	1,417,000
36	50%	Kierland Commons Phoenix, Arizona	1999/2005	2003	436,000
37	60%	Lakewood Center Lakewood, California	1953/1975	2008	1,980,000
38	60%	Los Cerritos Center Cerritos, California	1971/1999	2016	1,006,000
39	50%	Scottsdale Fashion Square Scottsdale, Arizona	1961/2002	ongoing	1,885,000
40	60%	South Plains Mall Lubbock, Texas	1972/1998	2017	1,136,000
41	51%	Twenty Ninth Street(c) Boulder, Colorado	1963/1979	2007	692,000
42	50%	Tysons Corner Center Tysons Corner, Virginia	1968/2005	2014	1,852,000
43	60%	Washington Square Portland, Oregon	1974/1999	2005	1,296,000
44	19%	West Acres Fargo, North Dakota	1972/1986	2001	692,000
		Total Unconsolidated Joint Venture Centers			17,537,000
		Total Regional Town Centers			42,991,000

The Macerich Company
Property Listing
September 30, 2022

Count	Company’s Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/Renovation	Total GLA(b)
COMMUNITY / POWER CENTERS:
1	50%	Atlas Park, The Shops at(d) Queens, New York	2006/2011	2013	373,000
2	50%	Boulevard Shops(d) Chandler, Arizona	2001/2002	2004	185,000
3	100%	Southridge Center(e) Des Moines, Iowa	1975/1998	2013	801,000
4	100%	Superstition Springs Power Center(e) Mesa, Arizona	1990/2002	—	204,000
5	100%	The Marketplace at Flagstaff(c)(e) Flagstaff, Arizona	2007/—	—	268,000
		Total Community / Power Centers			1,831,000
OTHER ASSETS:
	100%	Various(e)	—	—	267,000
	25%	One Westside(d) Los Angeles, California	1985/1998	2022	680,000
	50%	Scottsdale Fashion Square-Office(d) Scottsdale, Arizona	1984/2002	2016	121,000
	50%	Tysons Corner Center-Office(d) Tysons Corner, Virginia	1999/2005	2012	169,000
	50%	Hyatt Regency Tysons Corner Center(d) Tysons Corner, Virginia	2015	2015	290,000
	50%	VITA Tysons Corner Center(d) Tysons Corner, Virginia	2015	2015	397,000
	50%	Tysons Tower(d) Tysons Corner, Virginia	2014	2014	529,000
OTHER ASSETS UNDER REDEVELOPMENT:
	5%	Paradise Valley Mall (d)(f) Phoenix, Arizona	1979/2002	ongoing	303,000
		Total Other Assets			2,756,000
		Grand Total			47,578,000

The Company owned or had an ownership interest in 44 regional town centers (including office, hotel and residential space adjacent to these shopping centers), five community/power shopping centers, one office and one redevelopment property. With the exception of the eight Centers indicated with footnote (c) in the table above, the underlying land controlled by the Company is owned in fee entirely by the Company, or, in the case of jointly-owned Centers, by the joint venture property partnership or limited liability company.
(a)The Company’s ownership interest in this table reflects its legal ownership interest. See footnotes (a) and (b) in the Joint Venture List regarding the legal versus economic ownership of joint venture entities.
(b)Includes GLA attributable to anchors (whether owned or non-owned) and mall and freestanding stores.
(c)Portions of the land on which the Center is situated are subject to one or more long-term ground leases.
(d)Included in Unconsolidated Joint Venture Centers.
(e)Included in Consolidated Centers.
(f)On March 29, 2021, the Company sold the former Paradise Valley Mall for $100 million to a newly formed joint venture and retained a 5% joint venture interest. Construction started in Summer 2021 on the first phase of a multi-phase, multi-year project to convert this former regional town center into a mixed-use development with high-end grocery, restaurants, multi-family residences, offices, retail shops and other elements on the 92-acre site. The existing Costco and JC Penney stores currently remain open, while all of the other stores at the property have closed.

The Macerich Company
Joint Venture List
As of September 30, 2022
The following table sets forth certain information regarding the Centers and other operating properties that are not wholly owned by the Company. This list of properties includes unconsolidated joint ventures, consolidated joint ventures, and financing arrangements. The percentages shown are the effective legal ownership and economic ownership interests of the Company.

Properties	Legal Ownership(a)	Economic Ownership(b)	Joint Venture	Total GLA(c)
Arrowhead Towne Center	60%	60%	New River Associates LLC	1,082,000
Atlas Park, The Shops at	50%	50%	WMAP, L.L.C.	373,000
Biltmore Fashion Park	50%	50%	Biltmore Shopping Center Partners LLC	600,000
Boulevard Shops	50%	50%	Propcor II Associates, LLC	185,000
Broadway Plaza	50%	50%	Macerich HHF Broadway Plaza LLC	989,000
Chandler Fashion Center(d)(e)	50.1%	50.1%	Freehold Chandler Holdings LP	1,319,000
Corte Madera, The Village at	50.1%	50.1%	Corte Madera Village, LLC	501,000
Country Club Plaza	50%	50%	Country Club Plaza KC Partners LLC	965,000
Deptford Mall	51%	51%	Macerich HHF Centers LLC	1,008,000
Fashion District Philadelphia	50%	(f)	Various Entities	803,000
FlatIron Crossing	51%	51%	Macerich HHF Centers LLC	1,417,000
Freehold Raceway Mall(d)(e)	50.1%	50.1%	Freehold Chandler Holdings LP	1,552,000
Hyatt Regency Tysons Corner Center	50%	50%	Tysons Corner Hotel I LLC	290,000
Kierland Commons	50%	50%	Kierland Commons Investment LLC	436,000
Lakewood Center	60%	60%	Pacific Premier Retail LLC	1,980,000
Los Angeles Premium Outlets	50%	50%	CAM-CARSON LLC	—
Los Cerritos Center(d)	60%	60%	Pacific Premier Retail LLC	1,006,000
Macerich Seritage Portfolio(g)	50%	50%	MS Portfolio LLC	458,000
One Westside	25%	25%	HPP-MAC WSP, LLC	680,000
Paradise Valley Mall(h)	5%	5%	PV Land SPE, LLC	303,000
SanTan Village Regional Center	84.9%	84.9%	Westcor SanTan Village LLC	1,170,000
Scottsdale Fashion Square	50%	50%	Scottsdale Fashion Square Partnership	1,885,000
Scottsdale Fashion Square-Office	50%	50%	Scottsdale Fashion Square Partnership	121,000
South Plains Mall	60%	60%	Pacific Premier Retail LLC	1,136,000
Twenty Ninth Street	51%	51%	Macerich HHF Centers LLC	692,000
Tysons Corner Center	50%	50%	Tysons Corner LLC	1,852,000
Tysons Corner Center-Office	50%	50%	Tysons Corner Property LLC	169,000
Tysons Tower	50%	50%	Tysons Corner Property LLC	529,000
VITA Tysons Corner Center	50%	50%	Tysons Corner Property LLC	397,000
Washington Square(d)	60%	60%	Pacific Premier Retail LLC	1,296,000
West Acres	19%	19%	West Acres Development, LLP	692,000

(a)This column reflects the Company’s legal ownership in the listed properties. Legal ownership may, at times, not equal the Company’s economic interest in the listed properties because of various provisions in certain joint venture agreements regarding distributions of cash flow based on capital account balances, allocations of profits and losses and payments of preferred returns. As a result, the Company’s actual economic interest (as distinct from its legal ownership interest) in certain of the properties could fluctuate from time to time and may not wholly align with its legal ownership interests. Substantially all of the Company’s joint venture agreements contain rights of first refusal, buy-sell provisions, exit rights, default dilution remedies and/or other break up provisions or remedies which are customary in real estate joint venture agreements and which may, positively or negatively, affect the ultimate realization of cash flow and/or capital or liquidation proceeds.
(b)Economic ownership represents the allocation of cash flow to the Company, except as noted below. In cases where the Company receives a current cash distribution greater than its legal ownership percentage due to a capital account greater than its legal ownership percentage, only the legal ownership percentage is shown in this column. The Company’s economic ownership of these properties may fluctuate based on a number of factors, including mortgage refinancings, partnership capital contributions and distributions, and proceeds and gains or losses from asset sales, and the matters set forth in the preceding paragraph.
(c)Includes GLA attributable to anchors (whether owned or non-owned) and mall and freestanding stores.
(d)These Centers have a former Sears store, each of which are owned by MS Portfolio LLC. See footnote (g) below. The GLA of the former Sears store, or tenant replacing the former Sears store, at these four Centers is included in Total GLA at the center level. The GLA for the former Sears store at these four Centers plus the GLA of the former Sears store at the wholly owned Center, Danbury Fair Mall, are also aggregated into the 458,000 square feet in the MS Portfolio LLC above.
(e)The joint venture entity was formed in September 2009. Upon liquidation of the partnership, distributions are made in the following order: to the third-party partner until it receives a 13% internal rate of return on and of its aggregate unreturned capital contributions; to the Company until it receives a 13% internal rate of return on and of its aggregate unreturned capital contributions; and, thereafter, pro rata 35% to the third-party partner and 65% to the Company.
(f)On December 10, 2020, the Company made a loan (the Partnership Loan) to the 50/50 joint venture that owns Fashion District Philadelphia to fund the entirety of a $100 million repayment to reduce the mortgage loan on Fashion District Philadelphia from $301 million to $201 million. On August 26, 2022, the Company further increased the Partnership Loan to fund the entirety of an $83.1 million repayment to further reduce the mortgage loan at

The Macerich Company
Joint Venture List
As of September 30, 2022
Fashion District Philadelphia to $111.5 million. Pursuant to the joint venture partnership agreement, the Partnership Loan plus 15% accrued interest must first be repaid prior to the resumption of 50/50 cash distributions to the Company and its joint venture partner. The principal balance of the Partnership Loan at September 30, 2022 was $206.5 million.
(g)The joint venture was formed on April 30, 2015 and originally owned nine former Sears stores. The Company acquired 100% of one store and the joint venture sold another store on December 31, 2020 and the Company acquired 100% of two more stores on August 2, 2022. The joint venture now owns five stores (Chandler Fashion Center, Danbury Fair Mall, Freehold Raceway Mall, Los Cerritos Center, and Washington Square).
(h)On March 29, 2021, the Company sold the former Paradise Valley Mall for $100 million to a newly formed joint venture and retained a 5% joint venture interest. Construction started in Summer 2021 on the first phase of a multi-phase, multi-year project to convert this former regional town center Paradise Valley Mall into a mixed-use development with high-end grocery, restaurants, multi-family residences, offices, retail shops and other elements on the 92-acre site. The existing Costco and JC Penney stores currently remain open, while all of the other stores at the property have closed.

The Macerich Company
Supplemental Financial and Operating Information (Unaudited)
Debt Summary (at Company's pro rata share) (a)

	As of September 30, 2022
	Fixed Rate	Floating Rate	Total

	Dollars in thousands
Mortgage notes payable	$3,722,923	$536,580	$4,259,503
Bank and other notes payable	—	91,541	91,541
Total debt per Consolidated Balance Sheet	3,722,923	628,121	4,351,044
Adjustments:
Less: Noncontrolling interests or financing arrangement share of debt from consolidated joint ventures	(359,648)	(55,772)	(415,420)
Adjusted Consolidated Debt	3,363,275	572,349	3,935,624
Add: Company’s share of debt from unconsolidated joint ventures	2,634,902	198,468	2,833,370
Total Company’s Pro Rata Share of Debt	$5,998,177	$770,817	$6,768,994
Weighted average interest rate	4.02%	5.45%	4.18%
Weighted average maturity (years)			3.65

(a)The Company’s pro rata share of debt represents (i) consolidated debt, minus the Company’s partners’ share of the amount from consolidated joint ventures (calculated based upon the partners’ percentage ownership interest); plus (ii) the Company’s share of debt from unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest). Management believes that this measure provides useful information to investors regarding the Company’s financial condition because it includes the Company’s share of debt from unconsolidated joint ventures and, for consolidated debt, excludes the Company’s partners’ share from consolidated joint ventures, in each case presented on the same basis. The Company has several significant joint ventures and presenting its pro rata share of debt in this manner can help investors better understand the Company’s financial condition after taking into account the Company’s economic interest in these joint ventures. The Company’s pro rata share of debt should not be considered as a substitute to the Company’s total debt determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

The Macerich Company
Supplemental Financial and Operating Information (Unaudited)
Outstanding Debt by Maturity Date

	As of September 30, 2022
Center/Entity (dollars in thousands)	Maturity Date	Effective Interest Rate (a)	Fixed	Floating	Total Debt Balance (a)
I. Consolidated Assets:
Towne Mall (b)	11/01/22	4.48%	$18,934	$—	$18,934
Green Acres Mall	02/03/23	3.94%	239,639	—	239,639
Danbury Fair Mall	07/01/23	6.05%	150,522	—	150,522
Fashion Outlets of Niagara Falls USA	10/06/23	6.45%	91,903	—	91,903
Oaks, The	06/05/24	5.49%	167,050	—	167,050
Chandler Fashion Center (c)	07/05/24	4.18%	128,100	—	128,100
Victor Valley, Mall of	09/01/24	4.00%	114,893	—	114,893
Queens Center	01/01/25	3.49%	600,000	—	600,000
Vintage Faire Mall	03/06/26	3.55%	235,287	—	235,287
Fresno Fashion Fair	11/01/26	3.67%	324,205	—	324,205
SanTan Village Regional Center (d)	07/01/29	4.34%	186,351	—	186,351
Freehold Raceway Mall (c)	11/01/29	3.94%	199,817	—	199,817
Kings Plaza Shopping Center	01/01/30	3.71%	536,313	—	536,313
Fashion Outlets of Chicago	02/01/31	4.61%	299,334	—	299,334
Pacific View	05/06/32	5.45%	70,927	—	70,927
Total Fixed Rate Debt for Consolidated Assets		4.14%	$3,363,275	$—	$3,363,275
Santa Monica Place (e) (f)	12/09/22	4.54%	$—	$299,875	$299,875
Green Acres Commons	03/29/23	5.58%	—	125,161	125,161
Fashion District Philadelphia (g) (h)	01/22/24	6.06%	—	55,772	55,772
The Macerich Partnership, L.P. - Line of Credit (g)	04/14/24	6.71%	—	91,541	91,541
Total Floating Rate Debt for Consolidated Assets		5.26%	$—	$572,349	$572,349
Total Debt for Consolidated Assets		4.30%	$3,363,275	$572,349	$3,935,624
II. Unconsolidated Assets (At Company’s pro rata share):
Washington Square (60%) (i)	11/14/22	3.65%	$311,909	$—	$311,909
Deptford Mall (51%)	04/03/23	3.55%	83,177	—	83,177
Scottsdale Fashion Square (50%)	04/03/23	3.02%	204,868	—	204,868
Tysons Corner Center (50%)	01/01/24	4.13%	346,396	—	346,396
Paradise Valley (5%) (g)	09/29/24	5.00%	2,511	—	2,511
South Plains Mall (60%)	11/06/25	4.22%	120,000	—	120,000
Twenty Ninth Street (51%)	02/06/26	4.10%	76,500	—	76,500
Country Club Plaza (50%)	04/01/26	3.88%	149,477	—	149,477
Lakewood Center (60%)	06/01/26	4.15%	203,143	—	203,143
Kierland Commons (50%)	04/01/27	3.98%	100,573	—	100,573
Los Cerritos Center (60%)	11/01/27	4.00%	310,393	—	310,393
Arrowhead Towne Center (60%)	02/01/28	4.05%	237,577	—	237,577
Corte Madera, The Village at (50.1%)	09/01/28	3.53%	112,317	—	112,317
West Acres - Development (19%)	10/10/29	3.72%	827	—	827
Tysons Tower (50%)	10/11/29	3.38%	94,555	—	94,555
Broadway Plaza (50%)	04/01/30	4.19%	223,027	—	223,027
Tysons VITA (50%)	12/01/30	3.43%	44,524	—	44,524
West Acres (19%)	03/01/32	4.61%	13,128	—	13,128
Total Fixed Rate Debt for Unconsolidated Assets		3.88%	$2,634,902	$—	$2,634,902
Boulevard Shops (50%)	12/05/23	4.67%	$—	$11,456	$11,456
One Westside (25%) (g)	12/18/24	4.39%	—	67,834	67,834
FlatIron Crossing (51%) (f) (g)	02/09/25	6.83%	—	87,401	87,401
Atlas Park (50%) (f) (g)	11/09/26	7.42%	—	31,777	31,777
Total Floating Rate Debt for Unconsolidated Assets		5.97%	$—	$198,468	$198,468
Total Debt for Unconsolidated Assets		4.02%	$2,634,902	$198,468	$2,833,370
Total Debt		4.18%	$5,998,177	$770,817	$6,768,994
Percentage to Total			88.61%	11.39%	100.00%

The Macerich Company
Supplemental Financial and Operating Information (Unaudited)
Outstanding Debt by Maturity Date
(a)The debt balances include the unamortized debt premiums/discounts and loan finance costs. Debt premiums/discounts represent the excess of the fair value of debt over the principal value of debt assumed in various acquisitions. Debt premiums/discounts and loan finance costs are amortized into interest expense over the remaining term of the related debt in a manner that approximates the effective interest method. The annual interest rate in the table represents the effective interest rate, including the debt premiums/discounts and loan finance costs.

(b) The Company did not repay this loan on its maturity date, and has begun the process of transferring control of this asset to the loan servicer.

(c)The property is owned by a consolidated joint venture. The loan amount represents the Company's pro rata share of 50.1%

(d)The property is owned by a consolidated joint venture. The loan amount represents the Company's pro rata share of 84.9%.

(e)The Company expects to close in November on a three-year extension of Santa Monica Place at the rate of SOFR plus 1.58%.

(f)This loan requires an interest rate cap agreement to be in place at all times, which limits how high the prevailing floating loan rate index (i.e. LIBOR or SOFR) for the loan can rise. As of the date of this document, LIBOR/SOFR for this loan did not exceed the strike interest rate (the "Strike Rate") within the required interest rate cap agreement. When LIBOR/SOFR does exceed the Strike Rate, this loan will then be considered fixed rate debt. If LIBOR/SOFR for this loan thereafter no longer exceeds the Strike Rate, then this loan will once again be considered floating rate debt.

(g)The maturity date assumes that all available extension options are fully exercised and that the Company and/or its affiliates do not opt to refinance the debt prior to these dates.

(h)The property is owned by a consolidated joint venture. The loan amount represents the Company's pro rata share of 50.0%.

(i)The Company's joint venture expects to close in November on a four-year extension (including options) of the loan on Washington Square at a floating interest rate of SOFR plus 4.0%.

The Macerich Company
Supplemental Financial and Operating Information (Unaudited)
Development and Redevelopment Pipeline Forecast
(Dollars in millions)
As of September 30, 2022
In-Process Developments and Redevelopments:

Property	Project Type	Total Cost (a)(b) at 100%			Ownership %	Pro Rata Total Cost (a)(b)			Pro Rata Capitalized Costs Incurred-to-Date(b)	Expected Opening (a)	Stabilized Yield (a)(b)(c)
Santa Monica Place Santa Monica, CA	Redevelopment of former Bloomingdale's/Arclight spaces with entertainment use, high-end fitness and co-working space	$35	—	$40	100%	$35	—	$40	$1	2024	22% - 24%
Scottsdale Fashion Square Scottsdale, AZ	Redevelopment of two-level Nordstrom wing with luxury-focused retail and restaurant uses	80	—	90	50%	40	—	45	2	2024	13% - 15%
TOTAL		$115	—	$130		$75	—	$85	$3

(a)Much of this information is estimated and may change from time to time. See the Company's forward-looking disclosure in the Executive Summary for factors that may affect the information provided in this table.

(b)This excludes GAAP allocations of non cash and indirect costs.

(c)Stabilized Yield is calculated based on stabilized income after development divided by project direct costs excluding GAAP allocations of non cash and indirect costs.

The Macerich Company
Corporate Information
Stock Exchange Listing

New York Stock Exchange

Symbol: MAC

The following table shows high and low sales prices per share of common stock during each quarter in 2022, 2021 and 2020 and dividends per share of common stock declared and paid by quarter:

	Market Quotation per Share		Dividends
Quarter Ended:	High	Low	Declared and Paid
March 31, 2020	$26.98	$5.49	$0.75
June 30, 2020	$13.18	$4.81	$0.50 (a)
September 30, 2020	$9.24	$6.55	$0.15
December 31, 2020	$12.47	$6.42	$0.15
March 31, 2021	$25.99	$10.31	$0.15
June 30, 2021	$18.88	$11.67	$0.15
September 30, 2021	$18.79	$14.85	$0.15
December 31, 2021	$22.88	$15.49	$0.15
March 31, 2022	$19.18	$13.93	$0.15
June 30, 2022	$15.77	$8.42	$0.15
September 30, 2022	$11.72	$7.40	$0.15
(a) The dividend of $0.50 per share of the Company’s common stock declared on March 16, 2020, consisted of a combination of 80% shares of common stock and 20% in cash.

Dividend Reinvestment Plan

Stockholders may automatically reinvest their dividends in additional common stock of the Company through the Direct Investment Program, which also provides for purchase by voluntary cash contributions. For additional information, please contact Computershare Trust Company, N.A. at 877-373-6374.

Corporate Headquarters	Transfer Agent
The Macerich Company	Computershare
401 Wilshire Boulevard, Suite 700	P.O. Box 43078
Santa Monica, California 90401	Providence, RI 02940-3078
310-394-6000	877-373-6374
www.macerich.com	1-781-575-2879 International calls
www.computershare.com

Macerich Website

For an electronic version of our annual report, our SEC filings and documents relating to Corporate Governance, please visit macerich.com.

Investor Relations

Samantha Greening
Director, Investor Relations
Phone: 424-229-3333
samantha.greening@macerich.com